U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):  APRIL 30, 2001
                                                   --------------


                          PLANET EARTH RECYCLING INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            NEVADA                  0-27295                98-0208988
            ------                  -------                ----------
       (State or other            (Commission           (I.R.S. Employer
         jurisdiction              File Number)         Identification No.)
       of incorporation)


             435  MARTIN  STREET
              BLAINE,  WASHINGTON                           98230
     ---------------------------------                    ----------
     (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (360) 332-1350
                                                     --------------


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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On April 23, 2001, Planet Earth Operating Services Inc. ("PEOSI"), a wholly owned subsidiary of Planet Earth Recycling Inc. (the "Company"), finalized an agreement with Wolfhollow Properties Inc., dated March 21, 2001, to acquire a 400-ton per day permitted transfer station and recycling facility located at 171 Fenmar Drive, Toronto, Ontario, Canada. The arms-length transaction was completed on April 30, 2001. The purchase price for the transfer station and recycling facility was CDN$1.9 million. This price was determined after review of reports on the property from three consultants to the Company. A portion of the payment consisted of cash in the amount of CDN$700,000 and the remainder, or CDN$1,200,000, consisted of the assumption of a mortgage held by Morganite Canada Corporation. The mortgage bears interest at the rate of seven percent (7%) per year, calculated semi-annually and repayable in monthly payments of CDN$8,405.04, including both principal and interest. The mortgage is due on May 1, 2020.

The facility is set up with the required permits to enable PEOSI to efficiently receive, sort, and gather waste streams, including all types of organic waste. The site is almost eight acres of property with 69,000 square feet of building space, including 6,000 square feet of offices and 63,000 square feet of plant space. The facility has full access to rail lines and highways. The front receiving area houses six dock level unloading stations able to accommodate six transport trailers at once. The rear receiving area has three additional ground-level entry points that are able to accommodate bulk tankers and vans. Four rail car access doors, complete with docks, are also available, making the facility ideal for shipping waste materials, recyclables, or end products to other local facilities or out of the country.

A portion of the property is contaminated with dichloromethane ("DCM"). The DCM is the result of a large spill on the property in approximately 1975 of methylene chloride from a leaking storage tank and the burial of sludge from storage and treatment tanks on site. Wolfhollow Properties Inc. is in the process of cleaning up the property under the oversight of the Ministry of the Environment (the "MOE"). The amount of time to complete the cleanup to the satisfaction of the MOE is from two to ten years. The MOE, however, has not committed to an acceptable level of DCM for the property and may require further remediation if other contaminants are found. At this time the property is permitted. The permit does not allow waste materials to be stored on the property overnight but 12 containers of recyclables may be stored on the property.

The facility is adequately insured against perils commonly covered by business insurance policies.

On April 2, 2001, Planet Earth Recycling Inc. issued a press release discussing the acquisition of the recycling facility. The press release accompanies this Form 8-K as Exhibit 99.1.

ITEM  7.  EXHIBITS

          10.1 Agreement of Purchase and Sale between Planet Earth Operating Services Inc. and Wolfhollow Properties Inc. dated March 21, 2001.

          99.1 Press release regarding Planet Earth Operating Services Inc.'s acquisition of the Fenmar facility, dated April 2, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PLANET  EARTH  RECYCLING  INC.


Dated:  August 10, 2001              By:  /s/  Rowland Wallenius
        ---------------                  -------------------------
                                         Name:  Rowland Wallenius
                                         Title: President


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